UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2023

DATA STORAGE CORPORATION

(Exact name of registrant as specified in its charter)

(Former Name of Registrant)

Nevada	001-35384	98-0530147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

48 South Service Road

Melville, New York 11747

(Address of principal executive offices) (zip code)

212-564-4922

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13I(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DTST	The Nasdaq Capital Market
Warrants to purchase shares of Common Stock, par value $0.001 per share	DTSTW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2023, Data Storage Corporation (the “Company”) entered into Executive Employment Agreements with each of Charles M. Piluso, the Chief Executive Officer of the Company (the “Piluso Agreement”) and Chris H. Panagiotakos, the Chief Financial Officer of the Company (the “Panagiotakos Agreement”, and collectively with the Piluso Agreement, the “Employment Agreements”), in accordance with the recommendation of the Compensation Committee of the Board of Directors of the Company and the approval of the Board of Directors. The Employment Agreements are effective as of January 1, 2023, for an initial term of three years (the “Employment Term”) and provide for changes in base salary, equity compensation and bonus plans for Messrs. Piluso and Panagiotakos.

Pursuant to the terms and conditions of the respective Employment Agreement, Mr. Piluso and Mr. Panagiotakos are entitled to the following:

Base Salary

Mr. Piluso shall receive an annual base salary of $225,000 in 2023, $235,000 in 2024 and $260,000 in 2025.

Mr. Panagiotakos shall receive an annual base salary of $215,000 in 2023, $225,000 in 2024 and $242,500 in 2025.

Equity Compensation

Mr. Piluso is entitled to an equity award in the beginning of each calendar year for a total value of $100,000, which shall be equally split between restricted stock units and stock options, vesting in three equal annual installments over the three-year period measured from the grant date. Mr. Piluso may also be granted 75,000 performance share units (the “PSUs”) on the Effective Date, vesting in three installments upon the Company’s market capitalization reaching (i) $35,000,000, (ii) $50,000,000 and (iii) $75,000,000, but no such PSUs shall vest until the first anniversary of the Effective Date.

Mr. Panagiotakos is entitled to an equity award in the beginning of each calendar year for a total value of 25% of the base salary, which shall be equally split between restricted stock units and stock options, vesting in three equal annual installments over the three-year period measured from grant date.

Annual Bonus Plans

Mr. Piluso may be eligible for a discretionary cash performance bonus ranging from $75,000 to $300,000, for each calendar year during the Employment Term.

Mr. Panagiotakos may be eligible for bonuses based on his attainment of certain management objectives (the “MBO Bonus”). Each MBO Bonus is discretionary and shall be equal to 25% of Mr. Panagiotakos’ base salary. In addition, Mr. Panagiotakos may be eligible to receive a financial objective achievement bonus of $45,000 and a long-term incentive bonus equal to 25% of his base salary consisting of stock options and RSUs.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Employment Agreement between Data Storage Corporation and Charles M. Piluso dated March 28, 2023
10.2	Employment Agreement between Data Storage Corporation and Chris H. Panagiotakos dated March 28, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2023	DATA STORAGE CORPORATION

	By:	/s/ Charles M. Piluso
	Name:	Charles M. Piluso
	Title:	Chief Executive Officer